Exhibit 10.1

FOURTH AMENDMENT TO THIRD AMENDED AND RESTATED

CREDIT AGREEMENT

This FOURTH AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is entered into and effective as of June 11, 2009 among FIG LLC (f/k/a FORTRESS INVESTMENT GROUP LLC), a Delaware limited liability company (the “Borrower”), certain Subsidiaries and Affiliates of the Borrower (the “Guarantors”), the Lenders party hereto and BANK OF AMERICA, N.A., as Administrative Agent (the “Administrative Agent”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement (as defined below).

RECITALS

WHEREAS, the Borrower, the Guarantors, the Lenders and the Administrative Agent are party to that certain Third Amended and Restated Credit Agreement dated as of May 29, 2008 (as amended and modified from time to time, the “Credit Agreement”);

WHEREAS, the Borrower has requested an amendment to the Credit Agreement as described below; and

WHEREAS, the Lenders are willing to agree to such amendment, subject to the terms set forth herein as more fully set forth below.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1. Amendments to Credit Agreement. Subject to the satisfaction of the conditions precedent set forth in Section 2 below, from and after the date hereof, the Credit Agreement is hereby amended as follows:

(a) Definitions.

(i) The following definitions set forth in Section 1.01 of the Credit Agreement are amended and restated in their entirety to read as follows:

“Fortress Funds” means each of (a) each of the entities set forth on Schedule 6.13(a)(ii) and (b) any other Private Equity Fund, Hedge Fund or any other public or private investment fund created after the Closing Date and managed, directly or indirectly, by a Loan Party or one of its Subsidiaries or Affiliates or any of its investment advisors; provided that (i) portfolio companies of a Fortress Fund and (ii) so long as any Loan Party or one of its Subsidiaries, Affiliates or investment advisors does not serve as general partner of such fund, any Private Equity Fund, Hedge Fund, other public or private investment fund or managed account that is formed or that any Loan Party or one of its Subsidiaries, Affiliates or investment advisors serves solely in its capacity as a managing member, manager or advisor (and such role begins after the Fourth Amendment Effective Date) shall not be deemed to be a Fortress Fund.

“Free Cash Flow” means, as of December 31 of each year, with respect to the Loan Parties and their Subsidiaries, an amount equal to: (a) EBITDA for such calendar year minus (b) Interest Charges during such calendar year, minus (c) income taxes paid during such calendar year (or accrued during such calendar year and required to be paid within 120 days subsequent to the end of such calendar year, minus (d) Capital Expenditures made during such calendar year (other than Capital Expenditures financed in accordance with Section 8.03(j)) minus (e) Distributions made in accordance with Section 8.06(c) during such calendar year (or Distributions that will be made within 120 days subsequent to the end of such calendar year for taxes accrued during such calendar year) minus (f) payments of Term Loans made pursuant to Sections 2.04(a) or (b) (other than payments made pursuant to Section 2.04(b)(ii)(E)) or Section 2.06(b) during the last three calendar quarters of such calendar year and the first calendar quarter of the following year (provided that for the year ending December 31, 2009, all payments made to reduce Term Loans during 2009, the $50 million payment of Revolving Loans made on March 13, 2009 and all payments made to reduce Term Loans during the first quarter of 2010 shall be counted in calculating the amount under this clause (f)) minus (g) extraordinary and non-recurring cash losses during the prior calendar year to the extent added to EBITDA in the calculation thereof plus (h) extraordinary and non-recurring cash gains during the prior calendar year to the extent subtracted from EBITDA in the calculation thereof plus (i) the amount of Distributions received by Loan Parties and their Subsidiaries from Investments during such calendar year plus (j) 100% of the Net Cash Proceeds of all Dispositions and Involuntary Dispositions (other than Dispositions among Loan Parties and Permitted Transfers) during such calendar year minus (k) the amount of Investments made in Existing Fortress Funds during such calendar year minus (l) the amount of Investments made in New Fortress Funds during such calendar year; provided that the amount of Investments that may be deducted pursuant to this clause (l) may not exceed 1.5% of the aggregate amount of capital called by such New Fortress Funds.

“Material Fortress Fund” means any Fortress Fund in which the sum of the Management Fees and the Promote Fees payable to a Loan Party or one of its Subsidiaries (other than, with respect to Hedge Funds and Private Equity Funds, Promote Fees allocable to individuals), whether paid or accrued, during the most recently ended twelve month period, or reasonably expected to be payable during the next succeeding twelve month period, exceeds $25,000,000, in the aggregate; provided, however, that no Managed Account shall be considered a Material Fortress Fund.

“Permitted Fund Termination” means the termination, dissolution, liquidation or wind up of a Fortress Fund either (a) after the last asset or Investment in such Fortress Fund is sold in the ordinary course of business or (b) after the term or the date of dissolution as stated in the applicable Fortress Fund agreement.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of Voting Stock is at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of a Loan Party; provided that none of (a) the Borrower, (b) a Fortress Fund or any of its Subsidiaries, (c) any FIG Promote Entity, (d) any SPV or (e) Fortress VRF I LLC, shall be deemed to be a Subsidiary of a Loan Party.

(ii) The following new definitions are inserted into Section 1.01 of the Credit Agreement in the appropriate alphabetical order:

“Borrower Assignee” means either the Borrower or FOE II, as applicable.

“Borrower Assignment Agreement” means an assignment agreement entered into by a Lender and the applicable Borrower Assignee and accepted by the Administrative Agent, in substantially the form of Exhibit 2.13 or any other form of assignment approved by the Administrative Agent in its reasonable discretion.

“Borrower Assignment Effective Date” has the meaning specified in Section 2.13(b).

“Borrower Loan Purchase” means any purchase by the applicable Borrower Assignee of a Term Loan or Term Loans, in each case pursuant to Section 2.13.

“Borrower Loan Purchase Amount” means the amount the applicable Borrower Assignee paid pursuant to any Borrower Loan Purchase.

“Buyback Period” means a period following any Equity Issuance that occurs subsequent to May 1, 2009 with each such period beginning on the date that the Borrower receives the Net Cash Proceeds of such Equity Issuance and ending on the earlier to occur of (a) 365 days after the Borrower’s receipt of the Net Cash Proceeds of such Equity Issuance or (b) May 12, 2011.

“Equity Issuance Surplus” means the Net Cash Proceeds from any Equity Issuance occurring after May 1, 2009 that are not required to be used to repay Loans pursuant to Section 2.04(b)(ii)(E).

“Excess Equity Proceeds” means the Equity Issuance Surplus minus the Borrower Loan Purchase Amount.

“Existing Fortress Funds” means Fortress Funds existing as of the Fourth Amendment Effective Date.

“Fourth Amendment Effective Date” means June 11, 2009.

“Managed Account” means any investment vehicle on behalf of a third party for which (i) investment decisions regarding some or all of the capital in the investment vehicle are made by a Loan Party, one of its Subsidiaries or Affiliates or any of its investment advisers and (ii) one investor or sponsor has the contractual right either to (A) terminate, dissolve, liquidate or wind up the investment vehicle (or begin the process of same) or (B) terminate the ability of such Loan Party, Subsidiary, Affiliate or investment advisor to make investment decisions on behalf of the investment vehicle.

“New Fortress Funds” means Fortress Funds created after the Fourth Amendment Effective Date.

(b) Excess Free Cash Flow. Section 2.04(b)(ii)(C) of the Credit Agreement is amended and restated in its entirety to read as follows:

(ii)(C) Excess Free Cash Flow. On April 15 of each year (beginning with April 15, 2010), the Borrower shall prepay Term Loans in an amount equal to 75% of Free Cash Flow from the prior calendar year; provided, however, that (I) if on April 15 the sum of then outstanding Commitments plus the Outstanding Amount of Term Loans is less than or equal to $315 million, (II) if on April 15 the sum of the Outstanding Amount of Loans is less than or equal to $300 million and (III) if the Consolidated Leverage Ratio, as calculated as of December 31 of the prior calendar year after giving pro forma effect to any repayments or cancellation of principal of Loans (to the extent not reborrowed) between January 1 and April 15 of the current calendar year, does not exceed 2.00 to 1.0, the Borrower shall only prepay Term Loans in an amount equal to 50% of Free Cash Flow from the prior calendar year . Any prepayment pursuant to this clause (ii)(C) shall be applied as set forth in clause (iii) below.

(c) Sharing of Payments by Lenders. A new paragraph is added to the end of Section 2.12 of the Credit Agreement to read as follows:

Notwithstanding anything in this Section 2.12 to the contrary (including under clause (ii) above), this Section 2.12 shall not be construed to apply to any purchase, retirement or cancellation of Term Loans in accordance with Section 2.13.

(d) Borrower Purchase of Term Loans. A new Section 2.13 is added to the Credit Agreement to read as follows:

Section 2.13 Borrower Purchase of Term Loans.

(a) Notwithstanding anything in this Agreement or any other Loan Document to the contrary, the Borrower Assignee shall have the right to voluntarily purchase Term Loans from one or more Lenders and simultaneously cancel or retire such Term Loans and Lenders shall be permitted to sell or assign such Term Loans to the Borrower Assignee (in each case, a “Borrower Loan Purchase”) subject to satisfaction of the following conditions and all the requirements of this Section 2.13:

(i) each such purchase and assignment must occur during an applicable Buyback Period and the amount used to consummate such purchase and assignment must not be in excess of the Equity Issuance Surplus; and

(ii) no Default or Event of Default shall exist at the time of such purchase and assignment or would result from such purchase and assignment.

(b) Any offer to make a Borrower Loan Purchase by a Borrower Assignee and any sale of Term Loans to a Borrower Assignee by a Lender shall be in accordance with the following:

(i) by no later than 11:00 am at least four (4) Business Days prior to any Borrower Loan Purchase, the Borrower Assignee shall notify the Administrative Agent (and the Administrative Agent shall provide such information to the Lenders), in writing, of its desire to purchase Term Loans from the Lenders (the “Purchase Offer”) which Purchase Offer shall contain (A) the date of the proposed purchase (which shall be no later than five (5) Business Days from the date of the Purchase Offer), (B) the price of the proposed purchase (the “Offer Price”), (C) the amount of Term Loans the Borrower Assignee is proposing to purchase and (D) the type of Term Loans, if applicable;

(ii) no later than 5:00 pm two (2) Business Days after receipt of the Purchase Offer, each Lender shall, in its sole discretion, notify the Administrative Agent and the Borrower, in writing, as to the amount of Term Loans it wishes to sell to the Borrower Assignee (which shall not be less than $1 million) at the Offer Price (any such notification by a Lender shall be irrevocable and shall referred to herein as a “Sales Offer” and any failure to timely provide such notice shall be deemed a decline of the Purchase Offer); and

(iii) if it receives any Sales Offers, the Borrower Assignee shall, no later than 5:00 pm on the third Business Day after the Purchase Offer, notify the Administrative Agent and each Lender making a Sales Offer of its intent to (A) purchase all of the amount of Term Loans offered pursuant to the Sales Offers, (B) purchase less than all of the amounts offered pursuant to the Sales Offers in which case the Borrower Assignee shall purchase Term Loans from the Lenders pro rata based on the amount each Lender offered pursuant to its Sales Offer to the total amount offered pursuant to all Sales Offers or (C) purchase none of the Term Loans. For the avoidance of doubt, the Borrower Assignee may purchase more or less than the amount of Term Loans set forth in the Purchase Offer subject to the other requirements of this Section 2.13.

(c) In order to consummate a Borrower Loan Purchase:

(i) each of the assigning Lender and the Borrower Assignee (in its capacity as purchaser of the applicable Term Loan) shall enter into a Borrower Assignment Agreement as of the date set forth in the Purchase Offer; and

(ii) the Administrative Agent shall receive the recordation and processing fee in connection with such assignment as set forth in Section 11.06(b)(iv);

(d) A Borrower Loan Purchase shall be effective upon satisfaction of the conditions set forth in clauses (a), (b) and (c) above and such date shall be referred to herein as a “Borrower Assignment Effective Date.”

(e) On and after a Borrower Assignment Effective Date, (i) the Term Loans purchased by the Borrower Assignee shall be deemed cancelled or retired for all purposes and shall no longer be deemed outstanding (and may not be resold by the Borrower Assignee), for all purposes of this Agreement and all other Loan Documents (notwithstanding any provisions herein or therein to the contrary), including, but not limited to, (A) the making of, or the application of, any payments to the Lenders under this Agreement or any other Loan Document, (B) the making of any request, demand, authorization, direction, notice, consent or waiver under this Agreement or any other Loan Document, (C) the providing of any rights to the Borrower Assignee as a Lender under this Agreement or any other Loan Document, (D) the determination of Required Lenders and (E) the calculation of the amount of Indebtedness hereunder and (ii) no interest or fees of any type shall accrue from and after a Borrower Assignment Effective Date on any Term Loans purchased by the Borrower Assignee on such Borrower Assignment Effective Date. For clarification purposes, the Borrower Assignee shall never be deemed to be a Lender hereunder.

(f) The Lenders hereby consent to the transactions described in this Section 2.13 and waive the requirements of any provision of this Agreement (including, without limitation, Section 2.12 and 11.06) and any other Loan Document that might otherwise result in a breach of this Agreement or create a Default or an Event of Default as a result of or in connection with the consummation of any Borrower Loan Purchase. The Lenders acknowledge that purchases made by the Borrower Assignee pursuant to this Section 2.13 will result in the retirement of Term Loans on a non-pro rata basis among the Lenders. The Lenders further acknowledge that any payment made to a Lender in connection with a Borrower Loan Purchase is solely for the account of such Lender and no ratable sharing of such proceeds is required under this Agreement or any other Loan Document.

(g) All Borrower Loan Purchases and subsequent cancellation or retirement of such Term Loans by the Borrower Assignee pursuant to this Section 2.13 shall reduce pro rata the scheduled payments due pursuant to Section 2.06(b), including those amounts due on the Maturity Date.

(e) Fortress VRF I LLC. A new Section 6.22 is added to the Credit Agreement to read as follows:

Section 6.22 Fortress VRF I LLC.

Fortress VRF I LLC’s sole purpose is to act as managing member of certain funds managed by D.B. Zwirn & Co. L.P. and it receives no fees or other compensation in connection with its duties.

(f) Restricted Payments. Section 8.06(e) of the Credit Agreement is amended and restated in its entirety to read as follows:

(e) so long as no Event of Default exists immediately prior or after giving effect thereto, the Borrower and the Top Tier Guarantors may make Distributions to Persons who are not Loan Parties in an amount equal to the greater of clauses (i) or (ii) below (it being understood and agreed that any amounts not used in any year may be carried forward to subsequent years):

(i) (A) for the year ending December 31, 2009, $5 million, (B) for the year ending December 31, 2010, $5 million plus the lesser of (x)(1) $21 million plus (2) 25% of the Net Cash Proceeds of any Equity Issuance occurring after May 25, 2009 through December 31, 2010 and (y) the Excess Equity Proceeds as of the date of the Restricted Payment; (C) for the year ending December 31, 2011, $5 million plus the lesser of (x)(1) $21 million plus (2) 25% of the Net Cash Proceeds of any Equity Issuance occurring after May 25, 2009 through December 31, 2011 and (y) the Excess Equity Proceeds as of the date of the Restricted Payment; and (D) for the portion of 2012 ending on the Maturity Date, an amount equal to (I) .36 multiplied by (II) the sum of (x) $5 million plus (y) the lesser of (1) $21 million and (2) the Excess Equity Proceeds as of the date of the Restricted Payment; or

(ii) for each calendar year, 25% of the Free Cash Flow earned during the prior calendar year (or with respect to 2012 for the period until the Maturity Date, 9% of the Free Cash Flow earned during the prior calendar year); provided, however, that (A) if on April 15 of such calendar year the sum of the then outstanding Commitments plus the Outstanding Amount of Term Loans is less than or equal to $315 million, (B) if on April 15 of such calendar year the sum of the Outstanding Amount of Loans is less than or equal to $300 million and (C) if the Consolidated Leverage Ratio, as calculated as of December 31 of the prior calendar year after giving pro forma effect to any repayments or cancellation of principal of Loans(to the extent not reborrowed) between January 1 and April 15 of the current calendar year, does not exceed 2.00 to 1.0, then such percentage shall be increased to 50% of Free Cash Flow from the prior calendar year (or with respect to 2012 for the period until the Maturity Date, 18% of the Free Cash Flow earned during the prior calendar year); and

(g) Investments in Fortress Funds. Section 8.15 of the Credit Agreement is amended and restated in its entirety to read as follows:

Section 8.15 Investments in Fortress Funds.

Permit any Investment by a general partner in:

(a) an Existing Fortress Fund in excess of (a) an amount customarily required by general partners in similar transactions in the industry or (b) an amount that is contractually required; provided that Investments by or on behalf of a general partner shall be allowed if the Borrower deems it necessary in good faith to protect the value of an existing Investment, and

(b) a New Fortress Fund in excess of an amount that such general partner deems appropriate.

(h) Debt Buyback. Section 11.06(b)(v) of the Credit Agreement is amended and restated in its entirety to read as follows:

(i) No Assignment to the Borrower. No such assignment shall be made to the Borrower or any of the Borrower’s Affiliates or Subsidiaries; provided, however, that the Lenders may make assignments to the Borrower solely in accordance with the terms of Section 2.13. Any assignment pursuant to Section 2.13 shall not be subject to the terms of this Section 11.06(b) except as set forth in Section 2.13(a)(ii).

(i) Exhibits.

(i) Exhibit 2.13 is hereby added to the Credit Agreement in the form attached hereto as Annex A.

(ii) Exhibit 7.02 to the Credit Agreement is amended and restated in its entirety in the form attached hereto as Annex B.

2. Effectiveness; Conditions Precedent. This Amendment shall be effective upon satisfaction of the following conditions:

(a) Receipt by the Administrative Agent of copies of this Amendment duly executed by the Borrower, the Guarantors and the Lenders (other than Defaulting Lenders);

(b) Payment by the Borrower of all other fees and expenses then due and payable; and

(c) No Default or Event of Default shall exist or be continuing.

3. Ratification of Credit Agreement. The term “Credit Agreement” as used in each of the Loan Documents shall hereafter mean the Credit Agreement as amended and modified by this Amendment. Except as herein specifically agreed, the Credit Agreement, as amended by this Amendment, is hereby ratified and confirmed and shall remain in full force and effect according to its terms. Each of the Loan Parties acknowledge and consent to the modifications set forth herein and agree that this Amendment does not impair, reduce or limit any of its obligations under the Loan Documents (including, without limitation, the indemnity obligations and guaranty obligations set forth therein) and that, after the date hereof, this Amendment shall constitute a Loan Document.

4. Authority/Enforceability. Each of the Loan Parties represents and warrants as follows:

(a) It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.

(b) This Amendment has been duly executed and delivered by such Person and constitutes such Person’s legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(c) No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by such Person of this Amendment.

(d) The execution and delivery of this Amendment does not (i) violate, contravene or conflict with any provision of its, or its Subsidiaries’ organizational documents or (ii) materially violate, contravene or conflict with any Requirement of Law or any other law, regulation, order, writ, judgment, injunction, decree or permit applicable to it or any of its Subsidiaries.

5. Representations and Warranties of the Loan Parties. The Loan Parties represent and warrant to the Administrative Agent and the Lenders that (a) the representations and warranties of the Loan Parties set forth in Article VI of the Credit Agreement are true and correct in all material respects as of the date hereof (except to the extent a representation and warranty specifically refers to an earlier date and then as of such earlier date), (b) after giving effect to this Amendment, no event has occurred and is continuing which constitutes a Default or an Event of Default and (c) the Collateral Documents continue to create a valid perfected security interest in the Collateral prior to all Liens other than Permitted Liens.

6. Release. In consideration of the Administrative Agent and the Lenders entering into this Amendment, the Loan Parties hereby release the Administrative Agent, the L/C Issuer, each of the Lenders, and the Administrative Agent’s, the L/C Issuer’s and each of the Lenders’ respective officers, employees, representatives, agents, counsel and directors from any and all actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, now known or unknown, suspected or unsuspected to the extent that any of the foregoing arises from any action or failure to act solely in connection with the Loan Documents on or prior to the date hereof.

7. Counterparts/Telecopy. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of executed counterparts of this Amendment by telecopy or electronic transmission of a “PDF” copy shall be effective as an original and shall constitute a representation that an original shall be delivered promptly upon request.

8. GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

BORROWER:	FIG LLC,
a Delaware limited liability company
(formerly known as Fortress Investment Group LLC)

	By:	/s/ Daniel Bass
	Name:	Daniel Bass
	Title:	Chief Financial Officer

GUARANTORS:	FORTRESS OPERATING ENTITY I LP,
a Delaware limited partnership
(formerly known as Fortress Investment Holdings LLC)
	By:	FIG Corp, its General Partner

	By:	/s/ Daniel Bass
	Name:	Daniel Bass
	Title:	Chief Financial Officer

FORTRESS OPERATING ENTITY II LP,
a Delaware limited partnership
(formerly known as Fortress Principal Investment Holdings II LLC)
	By:	FIG Corp, its General Partner

	By:	/s/ Daniel Bass
	Name:	Daniel Bass
	Title:	Chief Financial Officer

FORTRESS OPERATING ENTITY III LP,
a Delaware limited partnership
(formerly known as FIG Partners Pool (P) LLC)
	By:	FIG Corp, its General Partner

	By:	/s/ Daniel Bass
	Name:	Daniel Bass
	Title:	Chief Financial Officer

PRINCIPAL HOLDINGS I LP,
a Delaware limited partnership
(formerly known as Fortress Principal Investment Holdings III LLC)
	By:	FIG Asset Co. LLC, its General Partner

	By:	/s/ Daniel Bass
	Name:	Daniel Bass
	Title:	Chief Financial Officer

FIG LLC
FOURTH AMENDMENT TO
THIRD AMENDED AND RESTATED
CREDIT AGREEMENT

FORTRESS PRINCIPAL INVESTMENT HOLDINGS LLC,
a Delaware limited liability company

By:	/s/ Daniel Bass
Name:	Daniel Bass
Title:	Chief Financial Officer

FORTRESS PRINCIPAL INVESTMENT GROUP LLC,
a Delaware limited liability company

By:	/s/ Daniel Bass
Name:	Daniel Bass
Title:	Chief Financial Officer

FORTRESS PRINCIPAL INVESTMENT HOLDINGS IV LLC,
a Delaware limited liability company

By:	/s/ Daniel Bass
Name:	Daniel Bass
Title:	Chief Financial Officer

FORTRESS INVESTMENT FUND GP (HOLDINGS) LLC,
a Delaware limited liability company

By:	/s/ David N. Brooks
Name:	David N. Brooks
Title:	Secretary

FIG PARTNERS POOL (A) LLC,
a Delaware limited liability company

By:	/s/ David N. Brooks
Name:	David N. Brooks
Title:	General Counsel

FIG PARTNERS POOL (P2) LLC,
a Delaware limited liability company

By:	/s/ David N. Brooks
Name:	David N. Brooks
Title:	General Counsel

FIG LLC
FOURTH AMENDMENT TO
THIRD AMENDED AND RESTATED
CREDIT AGREEMENT

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A.,
as Administrative Agent

	By:	/s/ Joshua A. Podietz
	Name:	Joshua A. Podietz
	Title:	Senior Vice President

FIG LLC
FOURTH AMENDMENT TO
THIRD AMENDED AND RESTATED
CREDIT AGREEMENT

LENDERS:	BANK OF AMERICA, N.A.,
as a Lender and L/C Issuer

	By:	/s/ Joshua A. Podietz
	Name:	Joshua A. Podietz
	Title:	Senior Vice President

FIG LLC
FOURTH AMENDMENT TO
THIRD AMENDED AND RESTATED
CREDIT AGREEMENT

CITIBANK, N.A.

By:	/s/ Alexander F. Duka
Name:	Alexander F. Duka
Title:	Managing Director/Senior Credit Officer

FIG LLC
FOURTH AMENDMENT TO
THIRD AMENDED AND RESTATED
CREDIT AGREEMENT

WELLS FARGO BANK, N.A.

By:	/s/ George Wick
Name:	George Wick
Title:	Executive Vice President

FIG LLC
FOURTH AMENDMENT TO
THIRD AMENDED AND RESTATED
CREDIT AGREEMENT

JPMORGAN CHASE BANK, N.A.

By:	/s/ Emily Berger
Name:	Emily Berger
Title:	Vice President

FIG LLC
FOURTH AMENDMENT TO
THIRD AMENDED AND RESTATED
CREDIT AGREEMENT

DEUTSCHE BANK AG NEW YORK BRANCH

By:	/s/ Evelyn Thierry
Name:	Evelyn Thierry
Title:	Vice President

By:	/s/ Erin Morrissey
Name:	Erin Morrissey
Title:	Vice President

FIG LLC
FOURTH AMENDMENT TO
THIRD AMENDED AND RESTATED
CREDIT AGREEMENT

LEHMAN COMMERCIAL PAPER, INC.

By:
Name:
Title:

FIG LLC
FOURTH AMENDMENT TO
THIRD AMENDED AND RESTATED
CREDIT AGREEMENT

GOLDMAN SACHS CREDIT PARTNERS, L.P.

By:	/s/ Caroline Benton
Name:	Caroline Benton
Title:	Authorized Signatory

FIG LLC
FOURTH AMENDMENT TO
THIRD AMENDED AND RESTATED
CREDIT AGREEMENT

ING CAPITAL LLC

By:	/s/ Charles Inkeles
Name:	Charles Inkeles
Title:	Director

FIG LLC
FOURTH AMENDMENT TO
THIRD AMENDED AND RESTATED
CREDIT AGREEMENT

ANNEX A

EXHIBIT 2.13

Form of Borrower Assignment Agreement